Sutherland Asbill & Brennan LLP
                  Atlanta Austin New York Tallahasee Washington

1275 Pennsylvania Avenue, N.W.                               Tel: (202) 383-0100
Washington, D.C.  20004-2415                                 Fax: (202) 637-3593


STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
Internet: sboehm@sablaw.com
          -----------------


                                                   March 22, 2000

The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York 10017-3206

          Re:  TIAA-CREF Life Funds
               Registration Statement on Form N-1A
               File Nos. 333-61759 and 811-08961

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 3 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                            By:  /s/ Steven B. Boehm
                                                 -----------------------
                                                 Steven B. Boehm